Exhibit 99.1

Trenwick Group Ltd.                  LOM Building              Tel  441.292.4985
                                     27 Reid Street            Fax 441.292.4878
                                     Hamilton HM 11
                                     Bermuda

  [LOGO]

NYSE Symbol: TWK

Contact: Alan L. Hunte, Executive Vice President and Chief Financial Officer - 441.292.4985

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    For Immediate Release
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                 TRENWICK COMMENCES ARBITRATION AGAINST SWISS RE

Hamilton, Bermuda - July 1, 2002 -- Trenwick Group Ltd. ("Trenwick") today commenced an arbitration proceeding seeking $55,000,000 (US) in damages and other relief against European Reinsurance Company of Zurich, a subsidiary of Swiss Reinsurance Company. The claims arise out of European Re's failure to meet its obligations under a Catastrophe Equity Securities Issuance Option Agreement with Trenwick. The agreement entitles Trenwick to put to European Re 550,000 convertible perpetual preferred shares at a purchase price of $100 per share.

James F. Billett, Jr., Chairman, President and Chief Executive Officer of Trenwick, stated, "The unfortunate unwillingness of Swiss Re to honor its clear cut obligations under the Catastrophe Equity Securities Issuance Option Agreement forces us to demand arbitration. While no dispute resolution mechanism is certain, we are confident that the facts support our position and believe we will ultimately prevail."

Background Information

Trenwick is a Bermuda-based specialty insurance and reinsurance underwriting organization with three principal businesses operating through its subsidiaries located in the United States, the United Kingdom and Bermuda. Trenwick's reinsurance business provides treaty reinsurance to insurers of property and casualty risks from offices in the United States and Bermuda. Trenwick's international operations underwrite specialty insurance as well as treaty and facultative reinsurance on a worldwide basis through its London insurer and at Lloyd's.
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Trenwick's U.S. specialty program insurance business underwrites U.S. property and casualty insurance through specialty program administrators.

Each of Trenwick's operating insurance company subsidiaries is rated "A-" (Excellent) by A.M. Best Company and is assigned an A- financial strength rating by Standard & Poor's. All of Chartwell Managing Agents Limited's syndicates underwrite under the ratings of Lloyd's, which is rated "A-" (Excellent) by A.M. Best Company and has an A financial strength rating from Standard & Poor's.

Safe Harbor for Forward-Looking Statements

Certain statements made in this press release that are not based on current or historical fact are forward-looking in nature including, without limitation, statements containing words "believes," "anticipates," "plans," "projects," "intends," "expects," "estimates," "predicts," and words of similar import. Such forward-looking statements, including in particular Trenwick's forecast of future earnings, involve known and unknown risks, assumptions, uncertainties, and other factors that may cause actual results, performance, or achievements of Trenwick or its industry to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements.

Trenwick has identified certain risk factors which could cause actual plans or results to differ substantially from those included in any forward-looking statements. These risk factors are discussed in Trenwick's Securities and Exchange Commission filings, including but not limited to its most recent Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission, and such discussions regarding risk factors are hereby incorporated by reference into this press release. Copies of such Securities and Exchange Commission filings are available from Trenwick or directly from the Securities and Exchange Commission.